EXHIBIT 10(h)

                    Sublease between C.R.I., Inc. and CRIIMI MAE Inc.




                                    SUBLEASE

     THIS SUBLEASE ("Sublease") is made and entered into effective as of 11:59 p.m. on the 30th day of June, 1995, between C.R.I., INC., a Delaware corporation (the "Tenant") and CRIIMI MAE INC., a Maryland corporation (the "Subtenant").

                                    RECITALS

     I. New Edson Limited Partnership, a Maryland limited partnership (the "Landlord") and Tenant entered into a certain lease dated as of May 1, 1987 (the May 1, 1987 lease and all amendments thereto including the amendment described below and any amendments to which Tenant and Landlord may hereafter agree are hereinafter referred to as the "Lease"), wherein and whereby Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord approximately 60,547 square feet of rentable area on the fourth and fifth floors of the office building situated at 11200 Rockville Pike, Rockville, Maryland (the "Building"), on such terms as are further set forth in the Lease. Landlord and Tenant entered into an amendment to the Lease dated as of October 15, 1987, whereby Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord an additional approximately 6,134 square feet of rentable area on the fourth floor of the Building upon the terms and conditions as set forth in the Lease. The approximately 66,681 square feet of rentable space leased by Tenant pursuant to the Lease are referred to hereinafter as the "Premises." The Lease is incorporated herein and made a part hereof by this reference.

     II. Tenant desires to sublet a portion of the Premises on the fifth floor to Subtenant and Subtenant desires to sublease such space from Tenant on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Sublease. Tenant hereby agrees to sublet to the Subtenant and Subtenant hereby agrees to sublease from Tenant a portion of the Premises comprising approximately 11,834 square feet of office, modular cubicle, conference room, coffee room, restroom and storage space on the fifth floor of the Building, as shown on Exhibit A-1 hereto. The sublet space shown on Exhibit A-1 hereto shall hereinafter be referred to as the "Subleased Premises." For the use of the Subleased Premises, Subtenant agrees to pay Total Monthly Rent (as hereinafter defined) in accordance with Section 4 below. In addition, Subtenant shall be entitled to the use of certain common areas on the fourth and fifth floor(s) such as the reception area, the conference rooms, the coffee room/lounge, the duplicating rooms, and the shipping and receiving area, and the use of the facilities provided therein. Subtenant shall also be entitled to the use of a pro rata portion (based on the square footage in the Subleased Premises) of Tenant's storage space located on the "P-1" level of the garage. Subtenant shall have the right to sublease additional space upon request and so long as available from Tenant (and subject to Landlord's approval) on the same terms or conditions as set forth in this Sublease.

     2.   Term.

          (a) Subject to the agreements and conditions of the Lease and as set forth herein, the term (the "Term") of this Sublease shall commence on 11:59 p.m. on June 30, 1995 (the "Commencement Date"), and shall expire at midnight on October 31, 1997, unless earlier terminated in accordance with Section 13 hereof.

          (b) Subtenant shall have the right to extend this Sublease, for so long as the Lease is in effect and with Landlord's consent, upon notice to Tenant given not less than sixty (60) days prior to the end of the Term on such terms and conditions as Subtenant and Tenant shall agree.
     3.   Use.

          (a) Subtenant will use and occupy the Subleased Premises solely for general office purposes. The Subleased Premises will not be used for any other purpose without the prior written consent of Landlord and Tenant. Subtenant will not use or occupy the Subleased Premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations, and orders of all governments, government agencies and any other public authorities having jurisdiction over the Subleased Premises which are applicable to Subtenant due to its use or occupancy of the Subleased Premises. If any governmental license(s) or permit(s) shall be required of Subtenant for the lawful conduct of Subtenant's business or other activity carried on by Subtenant in the Subleased Premises, or for any property of Subtenant, then Subtenant, at its expense, shall procure and thereafter maintain such license(s) or permit(s) and submit the same to inspection by Tenant. In addition, Subtenant agrees that (i) it will pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon any business conducted in or from the Subleased Premises or upon Subtenant's fixtures, furnishings or equipment in the Subleased Premises, and (ii) it will pay before or as due all license fees, permit fees and the like necessary for the conduct by Subtenant of any business conducted in or from the Subleased Premises.

          (b) Subtenant will keep the Subleased Premises in good repair and clean, safe and sanitary condition, will take good care thereof and will suffer no waste or damage, normal wear and tear excepted.
     4.   Rental.

          (a) General. Subtenant covenants and agrees to pay to Tenant Total Monthly Rent (as hereinafter defined) and any sums, charges, expenses and costs identified in this Sublease to be paid by Subtenant to Tenant. Subtenant's obligations to pay rent shall begin on the Commencement Date and shall continue to remain an obligation of Subtenant until completely satisfied, except as otherwise set forth in this Sublease.

     Subtenant will make all payments required by this Sublease in lawful currency of the United States, without deduction, offset or counterclaim, either by wire transfer in accordance with Tenant's instructions or by cash or check delivered to the offices of the Tenant at 11200 Rockville Pike, Fifth Floor, Rockville, Maryland 20852.

          (b) Base Rent. (i) Subtenant covenants and agrees to pay to Tenant, throughout the term of this Sublease, Base Rent, based on the square footage in the Subleased Premises from time to time, at an annual rate of $20.00 per square foot, which Base Rent shall be payable in equal monthly installments in advance, provided that the first and last month's payments shall be prorated for the actual number of days elapsed in such months. (For example, the Base Rent on the Subleased Premises shall be payable at the rate of $236,680 per annum, payable in equal monthly installments in advance of $19,723.33.) Base Rent shall be payable in accordance with subsection (a) above and is subject to further increase as hereinafter provided.

          (c) Additional Rent. Beginning on the first anniversary of the Commencement Date, as Additional Rent, Subtenant agrees to pay to the Tenant an amount equal to Subtenant's proportionate share, based on the square footage in the Subleased Premises from time to time, of the portion of Building operating expenses that exceeds the amount for the Base Operating Expenses computed as set forth in Section 5 of the Lease. Additional Rent will be invoiced by Tenant to Subtenant on the same terms as Tenant is invoiced pursuant to Section 5 of the Lease and is subject to further increase and adjustment on such dates and in such manner as hereinafter provided.

          (d) Total Monthly Rent. The Base Rent and Additional Rent shall be known collectively as the Total Monthly Rent, which Total Monthly Rent shall be increased once each year, commencing on such date as Tenant's Base Rent and Additional Rent are increased under the Lease, provided, that no increase shall occur prior to January 1, 1996, in the same manner as Tenant's Monthly Rent is increased pursuant to Section 4 of the Lease.

          (e) No Abatement. If the Subleased Premises become uninhabitable or unusable by Subtenant for any reason for any period of time, there shall be no abatement of Total Monthly Rent unless such an abatement is provided for under the terms of the Lease or this Sublease.

     5. No Assignment or Subletting. Subtenant may not assign, transfer, mortgage or otherwise encumber this Sublease or sublet or rent (or permit the use or occupancy of) the Subleased Premises, or any part thereof, without obtaining the prior written consent of Tenant and Landlord, nor shall any assignment or transfer of this Sublease or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Tenant and Landlord.

     6. Alterations. Subtenant shall make no alterations, installations, additions or improvements (collectively the "Alterations") in or to the Subleased Premises without Landlord's and Tenant's prior written consent. Consent by Tenant to Subtenant's Alterations shall not be unreasonably withheld, provided that Landlord or Tenant may withhold its consent for any reason with regard to requested Alterations by Subtenant which affect the structure of the Building or the mechanical, plumbing or electrical systems of the Building. Landlord shall have no obligation with respect to expenses incurred by Subtenant for any Alterations.

     7. Subtenant's Compliance with Lease. The Subtenant recognizes that the Tenant's interest in the Subleased Premises is that of a lessee under a lease. During the term hereof (including any extensions), Subtenant shall assume all duties and obligations of the Tenant under the Lease except Tenant's obligation to make Monthly Rental Payments (as defined in the Lease) applicable to the Subleased Premises and shall duly comply with all provisions of the Lease which are to be observed or performed by Tenant during the Term hereof. Tenant shall have the right to amend the Lease at any time in its sole discretion without prior notice to Subtenant provided, however, that any such amendment affecting the rights and obligations of Subtenant hereunder and which is not required by Landlord to maintain the Lease in full force and effect shall be subject to Subtenant's prior approval which approval shall not be unreasonably withheld. Tenant shall have no duties or obligations to Subtenant including any obligations with regard to abatement of Rent except as specifically set forth herein and all duties and obligations of Tenant are subject to and limited by the rights of Landlord under the Lease. The rights and obligations of Landlord under the Lease shall inure to the benefit of and be binding upon Subtenant to the extent applicable to the Subleased Premises.

     8. Mechanic's Liens. Subtenant shall at its own cost and expense discharge any mechanic's lien against the Subleased Premises or the Building for work done by or for Subtenant within five (5) days from the date such lien is filed. If Subtenant fails to timely discharge such lien, Tenant may at its option do so and treat the cost thereof, together with any other reasonable costs or expenses incurred by Tenant, including attorneys' fees, as additional rent, due and payable upon receipt by Subtenant of a written statement of costs from Tenant. It is hereby expressly agreed that such discharge of any mechanic's lien by Tenant shall not be deemed to waive or release Subtenant from its default under this Sublease for failing to discharge the same.

     9. Insurance. Subtenant shall at its own cost and expense obtain and maintain in effect at all times during the terms of this Sublease such policies of insurance in at least such amounts as are required under the terms of the Lease to be maintained by Tenant, including, without limitation, that insurance required under Paragraph 18 of the Lease.

     10.  Parking.  Subtenant shall be entitled to receive up to thirty-three
(33) of Tenant's parking spaces in the Building's garage with the understanding that four (4) of Tenant's reserved parking spaces within the "P-2" level of the garage shall be reserved for Subtenant's use. Tenant hereby assigns to Subtenant its right under paragraph 44 of the Lease to have Landlord pay to garage operators up to $55.00 per month for not less than sixteen (16) nor more than twenty-one (21) parking spaces (the "Subsidized Spaces") used by Subtenant, with Subtenant paying any cost in excess of $55 charged by the garage operators. The actual number of Subsidized Spaces shall be determined monthly based on Tenant's total available Subsidized Spaces prorated between Subtenant and Tenant based upon actual total parking spaces utilized by each of Tenant and Subtenant in such month. Subtenant shall be responsible for paying the full periodic parking rates established from time to time by the operators of the garage in their discretion for any parking spaces in excess of the allocated Subsidized Spaces rented by Subtenant. If Tenant is unable to provide these spaces in the future for any reason due to changes in the Lease, the rights and obligations set forth herein shall be terminated.

     11.  Tenant's Services and Utilities.

          (a) Tenant agrees and covenants to provide the following utilities and services to Subtenant to the same extent and in the same condition it receives such services from Landlord under the Lease:

               (i) Hot and cold water and lavatory supplies, furnished only at those points of supply provided for general use of other tenants in the Building;

               (ii) Automatically operated elevator service at all times, including elevator access to the parking garage;

               (iii) Cleaning and char services for the Building, and for the Subleased Premises, beginning after 5:30 p.m. on a daily basis, Monday through Friday of each week, except on the holidays listed in subparagraph (iv) below;

               (iv) Heat and air-conditioning in season, Monday through Friday from 8:00 a.m. to 7:00 p.m., and on Saturday from 8:00 a.m. to 2:00 p.m., except for the following holidays: New Year's Day, President's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day and Christmas Day. Tenant shall provide heat and air-conditioning at times in addition to those specified in the preceding sentences at Subtenant's expense, provided Subtenant gives Tenant notice prior to l:00 p.m. in the case of after-hours service on weekdays, and prior to 3:00 p.m. on the immediately preceding Friday in the case of after-hours service on Saturday and/or Sunday, or the preceding business day for said holidays. Tenant shall charge Subtenant for said after-hours services the same rate Landlord charges Tenant;

               (v) Maintenance, painting and electric lighting service for all public areas in the Building; maintenance of (a) all Building Standard electrical light fixtures, and (b) all other such fixtures which are customary for office use and for which supplies are customarily obtainable, and which are attached to or part of the ceilings in the Subleased Premises, including replacing light bulbs and tubes and repair of all electrical, mechanical, plumbing and other building systems within the Subleased Premises and the Building;

               (vi) Electricity and proper electrical facilities to furnish sufficient electricity for equipment of Subtenant; and

               (vii) Tenant shall provide 24 hour access to the Building seven (7) days per week, with a Kastle or similar computer card secured entry system being provided for entry from the secondary entrance to the Building facing Edson Lane during non-business hours.

          (b) In the event any public utility supplying energy requires, or any government law, regulation or executive or administrative order results in a requirement, that Landlord, Tenant or Subtenant must reduce, or maintain at a certain level, the consumption of electricity or other utilities for the Subleased Premises or Building, which affects the heating, air-conditioning, lights or hours of operation of the Subleased Premises or Building, Tenant and Subtenant shall each adhere to and abide by said laws, regulations or executive or administrative orders without any reduction in rent.

          (c) Tenant's inability to furnish, to any extent, these defined services and utilities, or any cessation thereof, resulting from causes beyond the control of Tenant, shall not render Tenant liable for damages to either person or property, nor be construed as an eviction of Subtenant, nor work an abatement of any portion of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any of the Building equipment or machinery cease to function properly for any cause beyond the control of Tenant, Tenant shall use reasonable diligence to have the Landlord repair the same promptly, but Subtenant shall have no claim for damages or for a rebate of any portion of rent on account of any interruptions in any services occasioned thereby or resulting therefrom. Notwithstanding anything to the contrary herein, should such inability of Tenant to furnish such defined services and utilities due to cessation or otherwise, or such inability to repair Building equipment, materially and adversely affect Subtenant's use of a significant portion of the Subleased Premises for its normal business purposes for a continuous period of more than ten (10) days, Subtenant's obligation to pay Total Monthly Rent shall abate; and after an additional thirty (30) days Subtenant shall have the right to terminate this Sublease; provided, however, if such inability of Tenant to provide the services and utilities set forth in this section or such inability to repair such Building equipment is due to causes beyond the control of Tenant, Subtenant's right of abatement and/or termination shall commence only after Tenant's inability to provide services or to repair continues for a period of ninety (90) days.
     12.  Default of Subtenant.

          (a)  The following shall constitute a default of Subtenant hereunder:

               (i) Subtenant shall fail to pay any amounts due under this Sublease, including any installment of Total Monthly Rent, or any sums, charges and costs of any kind identified in this Sublease, although no legal or formal demand has been made except as otherwise required to make Subtenant aware of such sums, charges or costs, and such failure to pay shall continue for a period of ten (10) days;

               (ii) Subtenant shall abandon and cease to occupy the Subleased Premises for a period of sixty (60) days;

               (iii) Subtenant shall cause directly or indirectly, a default by Tenant under the Lease;

               (iv) Subtenant shall otherwise violate any other provisions of this Sublease, which violation shall continue for a period of thirty (30) days after written notice thereof has been delivered to Subtenant by Landlord or Tenant; or

               (v) In the event of the insolvency, however evidenced, or the commission of any act of insolvency by Subtenant, or the making of an assignment to or for the benefit of creditors of Subtenant, or the appointment of a receiver, liquidator or trustee for the improvements or for Subtenant's interest in the leasehold estate, or the filing of voluntary petition or the commencement of any proceeding by Subtenant for relief under any bankruptcy, insolvency, reorganization, arrangement or receivership law or other law related to the relief of debtors of any state or of the United States or the filing of any involuntary petition (unless and until dismissed within sixty (60) days after such filing) for the bankruptcy, insolvency, reorganization, arrangement or receivership or the involuntary commencement of any similar proceeding under the laws of any state of the United States relating to the relief of debtors against Subtenant.

          (b) Tenant agrees to notify Subtenant within five (5) days of receipt of any notice of default under the Lease from Landlord to Tenant, in the event such default shall affect the rights of Subtenant hereunder.

     13.  Remedies on Default.

          (a) In the event of a default hereunder by Subtenant as set forth in paragraph 12 above which is not cured within the period specified, if any, then Tenant shall have the immediate right, in accordance with applicable law, to re-enter the Subleased Premises, remove all persons and property therefrom and store such property in a public warehouse or elsewhere at the cost and for the account of Subtenant.

          (b) Should Tenant elect to re-enter, as herein provided, or take possession pursuant to legal proceedings or any notice provided for by law, Tenant may either (i) terminate this Sublease; or, (ii) from time to time, without so terminating, re-let the Subleased Premises or any part thereof for Subtenant's account, for such terms, at such rentals, and upon such other conditions, as Tenant may deem reasonably advisable and subject to the terms of the Lease. Rent received from such re-letting shall be applied first to the reasonable costs of reletting, next to any other charges due and unpaid hereunder, and third to the payment of Total Monthly Rent. Should such Total Monthly Rent received from such re-letting during any month be less than that agreed to be paid during that month by Subtenant hereunder, Subtenant shall pay such deficiency together with interest thereon at 18% per annum. Subtenant shall also pay to Tenant, as soon as ascertained, the reasonable costs and expenses incurred by Tenant in such re-letting.

     14. Indemnification. Subtenant hereby agrees to indemnify and hold Tenant harmless from any and all costs, expenses, claims or causes of action arising from or occasioned by Subtenant's lease or use of the Subleased Premises, including, without limitation, any act or omission of Subtenant or its agents, employees, or invitees.

     15. Estoppel Certificates. Subtenant and Tenant agree, at any time and from time to time, upon not less than five (5) days' prior written notice by the party requesting an estoppel certificate to execute, acknowledge and deliver to the designated recipient a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect (or, if there have been modifications, that the Sublease is in full force and effect as modified and stating the modifications), (ii) certifying whether or not the Subtenant has accepted possession of the Subleased Premises and whether or not any improvements required by the terms of this Sublease to be made by Tenant or Subtenant, as applicable, have been completed, (iii) stating that no rent has been paid more than thirty (30) days in advance of its due date, and the dates to which the rent and other charges hereunder have been paid by Subtenant, (iv) stating whether or not the Subtenant or Tenant, as appropriate, has any charge, lien, claim or setoff under this Sublease or otherwise against rents or other charges due or to become due hereunder, and if so, specifying each such charge, lien, claim or setoff, (v) stating that the address to which notices to the Subtenant or Tenant, as appropriate, should be sent is as set forth in this Sublease or providing any changed address for such notice, (vi) (if requested of Subtenant), agreeing not to pay rent more than thirty (30) days in advance or to amend this Sublease without the consent of the designated recipient, and (vii) agreeing that the applicable party will not seek to terminate this Sublease by reason of any act or omission of the other party until the applicable party shall have given written notice of such act or omission to the designated recipient by certified or registered mail, return receipt requested, at the address furnished to the applicable party and until a reasonable period of time shall have elapsed following the giving of such notice, during which period the designated recipient shall have the right, but shall not be obligated, to remedy such act or omission. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building, any prospective purchaser of the Building or of Tenant's or Subtenant's interest therein, any mortgagee or prospective assignee of any such mortgage or any transferee of all or any part of Tenant's or owner's rights and title to or interest in the Building.

     16.  Termination and Holding Over.

          (a) Upon termination of this Sublease for any reason, Subtenant shall immediately deliver to Tenant possession of the Subleased Premises in the same condition as delivered to Subtenant, ordinary wear and tear excepted.

          (b) In the event that Subtenant shall not immediately surrender the Subleased Premises upon expiration of the Term, Subtenant shall, by virtue of this section of this Sublease, become a Subtenant by the month and hereby agrees to pay to Tenant rent equal to one hundred twenty five percent (125%) the amount of the Total Monthly Rent in effect during the last month of the Term. The month-to-month tenancy shall otherwise be subject to all terms, conditions and provisions of this Sublease and the Lease and shall commence with the first day next after the expiration of the Term of this Sublease. Subtenant as a month-to-month tenant shall continue to be subject to all of the conditions and covenants of this Sublease. Subtenant shall give to Tenant at least thirty (30) days' prior written notice of any intention to quit the Subleased Premises.

          (c) In the event that Subtenant shall hold over after the expiration of the term of the Lease (it being understood and agreed to by Subtenant that it has no right to hold over after the expiration of the term of the Lease) and/or if Tenant shall desire to regain possession of the Subleased Premises promptly at the expiration of the term of this Sublease then, at any time prior to Tenant's acceptance of modified Total Monthly Rent from Subtenant as a month-to-month tenant hereunder, Tenant, at its option, may exercise its options under paragraph 13 hereof.

     17.  Entry for Inspections, Repairs and Installations.

          (a) Subtenant shall permit Landlord or Tenant, or their respective agents, employees or contractors, to enter the Subleased Premises at all reasonable times and in a reasonable manner, without charge to Landlord or Tenant or without diminution of Total Monthly Rent payable by Subtenant, to examine, inspect and protect the Subleased Premises and the Building and, upon one (1) day's written notice: to make such repairs as in the judgment of Landlord or Tenant may be deemed necessary to maintain or protect the Subleased Premises or the Building; to make installations related to the construction of tenant work being performed by Landlord or Tenant for other tenants of the Building; or to exhibit the same to prospective purchasers or lenders at any reasonable time or to prospective tenants during the last one hundred eighty
(180) days of the Term of this Sublease. Landlord or Tenant, as the case may be, shall use best efforts to minimize interference to Subtenant's business when making repairs; and when any such repairs of a non-emergency nature to the Building materially and adversely interferes with a significant portion of Subtenant's business, Landlord or Tenant shall perform the repairs at a time other than during normal working hours.

          (b) In the event of an emergency, Landlord or Tenant may enter the Subleased Premises without notice and make whatever repairs are necessary to protect the Subleased Premises or the Building without any liability whatsoever resulting from such entry unless occasioned by Landlord's or Tenant's gross negligence or willful misconduct for which Tenant shall be solely liable hereunder.

     18. Approval by Landlord. This Sublease is contingent upon approval by Landlord, as required by Section 7 of the Lease, and by the Landlord's mortgage lender, Citicorp Real Estate, Inc. ("Citicorp"). In the event Landlord or Citicorp for any reason does not approve this Sublease, then this Sublease shall be null and void and, upon return to Subtenant by Tenant of any rent previously paid by Subtenant hereunder, neither party shall have any further liability to the other hereunder. Landlord's approval of this Sublease shall not be deemed to be an amendment or modification of the Lease and shall have no effect on Tenant's obligations to Landlord, or Landlord's rights, thereunder. Landlord's approval of this Sublease shall not be deemed a waiver of Landlord's right to approve future subleases under the Lease. Nothing herein shall be deemed to establish any privity of contract or privity of estate between Landlord and Subtenant.

     19. Late Payment. If Subtenant shall fail to pay, within five (5) days following the date due and payable, any installment of Total Monthly Rent or other charges to be paid by Subtenant pursuant to this Sublease, then Subtenant shall pay to Tenant a late charge of five percent (5%) of the amount due but not paid.

     20. Gender and Headings. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. All headings used herein are for convenience of reference only and in no way shall be used to construe or modify the provisions of this Sublease.

     21. Complete Agreement. This Sublease contains the entire understanding between the parties with respect to the matters contained herein. No representations, warranties or covenants or agreements have been made concerning or affecting the subject matter of this Sublease, except as contained herein.

     22. Amendments. This Sublease may not be changed orally, but only by an agreement in writing signed by both parties.

     23. Successors, Assigns. This Sublease shall be binding upon, and inure to the benefit of, the parties hereto, their respective legal representatives, successors, and except as otherwise provided in the Lease, their respective assigns.

     24. Defined Terms. All terms not defined herein shall have the meanings ascribed to them in the Lease.

     25. Governing Law. This Sublease and the rights and obligations of Tenant and Subtenant hereunder shall be governed by the laws of the State of Maryland.

     26. Severability of Provisions. The provisions of this Sublease are severable and it is the intention of the parties hereto that in the event a court of competent jurisdiction holds that any one or more provisions of the Sublease is invalid or unenforceable, this Sublease shall be given full force and effect as completely as if the part or parts held invalid or unenforceable had not been included.

     27. Notice. If at any time after the execution of this Sublease, it shall become necessary or convenient for one of the parties hereto to serve any notice, demand or communication upon the other party, such notice, demand or communication shall be in writing signed by the party serving the same, deposited in the registered or certified United States mail or air express carrier, return receipt requested, postage or express cost prepaid, or hand-delivered and addressed as follows:

     Tenant:        C.R.I.,  Inc.
                    11200 Rockville Pike,  #500
                    Rockville, Maryland 20852
                    Attention:     Richard J. Palmer
                              Chief Financial Officer

     Subtenant:          CRIIMI MAE Inc.
                    11200 Rockville Pike, 5th Floor
                    Rockville Pike, Maryland 20852
                    Attention:     General Counsel

or to such other address as either party may have furnished to the other in writing as a place for the service of notice. Any notice so mailed shall be deemed to have been given as of the time the same is deposited in the United States mail or deposited with an agent of any air carrier or upon delivery, as the case may be. Any such notice shall be deemed received on the date indicated by the return receipt or air express delivery receipt or upon delivery if hand-delivered.

     28. Counterparts. This Sublease may be executed in counterparts and each counterpart so executed shall constitute one and the same Sublease, binding on all parties hereto, notwithstanding that all parties are not signatory to the same counterpart.

     29. No Brokers. Tenant and Subtenant each represent and warrant to the other that neither has employed any broker in carrying out the negotiations or otherwise relating to this Sublease and each party agrees to indemnify and hold the other harmless from any claims for brokerage or other commissions or fees.

     30. Waiver of Jury Trial. Tenant and Subtenant hereby waive trial by jury in any action, proceeding or counterclaim brought by or against Landlord, Tenant or Subtenant in respect to any matter whatsoever arising out of or in any way connected with this Sublease or Subtenant's use or occupancy of the Subleased Premises and the Building and/or any claim of injury or damage.

     IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first written above.

                              TENANT:

                              C.R.I., INC.

                              By:       /s/ William B. Dockser
                                        ----------------------------------
                                        William B. Dockser
                              Its:      Chairman of the Board

                              SUBTENANT:

                              CRIIMI MAE  INC.

                              By:       /s/ H. William Willoughby
                                        ----------------------------
                                        H. William Willoughby
                              Its:      President